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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)     July 17, 1998
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                                GLAMIS GOLD LTD.
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             (Exact name of registrant as specified in its charter)



                            British Columbia, Canada
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                 (State or other jurisdiction of incorporation)


     0-31986 (86-689)                                       None
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(Commission File Number)                       (IRS Employer Identification No.)



Suite 310, 5190 Neil Road, Reno, Nevada     89502
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(Address of principal executive officers)                (Zip Code)



     Registrant's telephone number, including area code    (702) 827-4600
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    3324 Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, B.C. V7X 1L3
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          (Former name or former address, if changed since last report)


                           Exhibit begins on Page n/a


                                Page 1 of 3 Pages



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ITEM 7: Financial Statements, Pro Forma Financial Information and Exhibits

       (c) Exhibits

              10.44 Agreement For Purchase and Sale between Aquiline Resources Inc. and Glamis Gold Ltd. made as of May 12, 1998.

ITEM 9: Sales of Equity Securities Pursuant to Regulation S

On July 16, 1998 the Registrant completed the purchase of the 40% interest in the Cieneguita Joint Venture held by Aquiline Resources Inc. ("Aquiline") pursuant to an agreement between the Registrant and Aquiline made as of May 12, 1998, together with all of the technical and financial and other data which Aquiline had in respect of the Cienequita Joint Venture. The purchase price paid by the Registrant was U.S.$732,611, which was paid as follows:

1. U.S.$318,750 in cash;

2. U.S.$106,250 by the issuance of 25,000 Common shares (the "Shares") of the Registrant at a price of U.S.$4.25 each; and

3. U.S.$307,611 by the cancellation of all amounts owing by Aquiline to the Registrant in respect of the Cieneguita Joint Venture and the mineral properties related thereto.

The Shares were issued to Aquiline in Canada pursuant to registration exemptions under applicable securities laws in Canada and with respect to compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Shares were issued in a transaction in compliance with Regulation S under the Securities Act.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                   GLAMIS GOLD LTD.
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                                                   (Registrant)

July 17, 1998


                                                   "Daniel J. Forbush"
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                                                   DANIEL J. FORBUSH
                                                   Chief Financial Officer